Exhibit 99.1

Contact:

David Douglass, Corporate Communications

703.526.5252

Noam Saxonhouse, Investor Relations

703.526.5093

Jeremy Jacobs/Laura Smith

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449

FOR IMMEDIATE RELEASE

THE MILLS CORPORATION ANNOUNCES EXPLORATION OF STRATEGIC ALTERNATIVES

AND FURTHER REDUCTION IN WORKFORCE

Board Forms Oversight Committee

Mark S. Ordan Named Chief Operating Officer

Company Anticipates Delay in Filing 2005 Form 10-K

Prior Guidance for the Year Ended December 31, 2005 Should No Longer be Relied Upon

Arlington, Va. (February 23, 2006) — The Mills Corporation (NYSE: MLS), a developer, owner and manager of a diversified global portfolio of retail destinations, today announced that its Board of Directors has decided to explore strategic alternatives to enhance shareholder value. Such alternatives may include a sale of all or part of the Company or a recapitalization. Goldman, Sachs & Co. and J.P. Morgan Securities Inc. have been retained as financial advisors and Wachtell, Lipton, Rosen & Katz, Hogan & Hartson LLP and Willkie Farr & Gallagher LLP as legal advisors to assist in this effort.

The Company noted that there can be no assurance that the exploration of strategic alternatives will result in any transaction. The Company does not intend to disclose developments with respect to the exploration of strategic alternatives unless and until its Board of Directors has approved a specific transaction.

“Our Board and management team are committed to enhancing value for shareholders,” said Laurence C. Siegel, Chairman and Chief Executive Officer of The Mills. “The Company and the Board of Directors are open-minded about strategic alternatives, and intend to pursue that process aggressively.”

In connection with its announcement today, the Company noted that the Board of Directors has formed an Oversight Committee of the Board, comprised of three independent directors. The Committee will, among its other duties, oversee and provide advice to management regarding strategic initiatives, and provide oversight and coordination as to matters arising out of or relating to the pending restatement of the Company’s financial statements. The Committee’s charter is available on the Company’s web site.

The Company also announced that it has implemented a further workforce reduction as part of its strategic plan designed to focus on the Company’s core operations and development opportunities, streamline management, increase operating efficiencies and reduce costs. The workforce reduction announced today will result in the elimination of 77 positions. The Company expects to record charges related to today’s announced workforce reduction of approximately $1.2 million in the first quarter of 2006, all of which will be paid in cash.

The Company also announced that Mark S. Ordan has been named Chief Operating Officer, effective March 6, 2006, reflecting the Company’s ongoing commitment to the strength of its core operations. Mr. Ordan will report directly to Laurence C. Siegel, the Company’s Chairman and Chief Executive Officer, and will be responsible for many of the real estate operations of the Company, in addition to serving with Mr. Siegel and the Company’s President, Mark D. Ettenger, to advise on corporate strategy. Mr. Ordan is currently non-executive Chairman of the Board of Federal Realty Investment Trust (NYSE:FRT), where he has served as a member of the board of trustees for 11 years, and also serves as Chief Executive Officer of Balducci’s, a specialty food market with stores in Connecticut, New York, Washington, D.C., Maryland and Virginia. Mr. Ordan has had a 15-year career as a CEO in the specialty retailing industry. At Federal, Mr. Ordan has been involved in strategic decision-making as well as many aspects of Federal’s operations. Mr. Ordan is expected to remain a member of Federal’s board of trustees for the duration of his current term, and to leave his position as CEO of Balducci’s upon assuming his duties with the company. Additional biographical information about Mr. Ordan will be available on the Company’s web site, and the terms of Mr. Ordan’s employment will be described in a Form 8-K to be filed by the Company.

The Company also announced that it does not expect to meet the March 16, 2006 deadline to file its Annual Report on Form 10-K for the year ended December 31, 2005. The Company is working diligently to complete its 2005 Form 10-K and the previously announced restatement of its 2000 through 2004 financial statements and quarterly unaudited financial statements for the first three quarters of 2005, which will be reflected in the audited 2005 financial statements included in the 2005 Form 10-K, and is also continuing to cooperate fully with the previously announced SEC informal inquiry. The filing of the 2005 Form 10-K will be made after the Audit Committee of the Company’s Board of Directors, with the assistance of Gibson, Dunn & Crutcher, LLP, the Audit Committee’s outside counsel, completes an independent investigation addressing, among other matters, the previously announced restatement as well as prior restatements announced by the Company in February 2003 and February 2005. Ernst & Young LLP, the Company’s auditors, will also need to complete audit procedures relating to the 2005 financial statements and the prior period restated financial statements. The Company is unable at this time to provide an expected date for the filing of its 2005 Form 10-K.

The Company noted that in addition to those adjustments set forth in the Company’s January 6, 2006 press release and related amended Form 8-K additional adjustments may be identified during this process; such additional adjustments could be material, either individually or in the aggregate. Because the Company files a joint Annual Report on Form 10-K with its operating partnership subsidiary, The Mills Limited Partnership (TMLP), the Company also does not expect TMLP to meet the filing deadline for its 2005 Form 10-K. Finally, under the terms of its revolving credit facility, the Company is obligated to complete the restatement of its financial statements by April 1, 2006. The Company is seeking an extension from the lenders under that facility of the time for completing the restated financial statements and issuing its 2005 audited financial statements. At the same time, the Company will seek a waiver of any covenant defaults that may exist, in order to obtain borrowing capacity under its credit facility.

The Company believes that it has adequate liquidity to fund its operating cash needs and normal leasing costs. The Company is exploring additional sources to fund its currently planned development and expansion program, and believes it can obtain adequate funds for such purposes. However, no assurance can be given as to these matters. The Company intends to take appropriate actions to preserve and enhance long-term shareholder value and maintain flexibility as it explores strategic alternatives, which may include a reduction in dividend payments.

The Company also stated that the Company’s 2005 earnings and funds from operations (FFO) will be significantly below the market’s expectations and that prior earnings/FFO guidance for the year ended December 31, 2005 should no longer be relied upon. The Company does not presently anticipate issuing additional guidance in advance of the release of its results for the year ended December 31, 2005.

About The Mills Corporation

The Mills Corporation, based in Arlington, Virginia, is a developer, owner and manager of a diversified global portfolio of retail destinations including regional shopping malls, market dominant retail and entertainment centers, and international retail and leisure destinations. It currently owns 42 properties in the U.S., Canada and Europe, totaling 51 million square feet. In addition, The Mills has various projects in development, redevelopment or under construction around the world. Its portfolio of real estate properties generated more than $8.7 billion in retail sales in 2004. The Mills is traded on the New York Stock Exchange under the ticker: MLS. For more information, visit the Company’s website at www.themills.com.

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Statements in this press release that are not historical – including, among other things, as to the Company’s exploration of strategic alternatives, the pending restatement of the Company’s financial statements and filing of its 2005 Form 10-K, the Company’s liquidity, the Company’s relations with its existing lenders and the Company’s dividends – may be deemed forward-looking statements within the meaning of the federal securities laws. Although The Mills Corporation believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained and it is possible that our actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The Mills Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to the Company’s various filings with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10-K for a discussion of such risks and uncertainties.